United States 12 Month Oil Fund, LP	Exhibit 99.1

Monthly Account Statement

For the Month Ended June 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,058,180)
Unrealized Gain (Loss) on Market Value of Futures	4,423,220
Dividend Income	2,192
Interest Income	779
ETF Transaction Fees	2,100
Total Income (Loss)	$(629,889)

Expenses
General Partner Management Fees	$52,108
Legal Fees	13,360
Audit Fees	6,960
Brokerage Commissions	3,443
NYMEX License Fee	1,303
Non-interested Directors' Fees and Expenses	987
Prepaid Insurance Expense	931
SEC & FINRA Registration Expense	780
Tax Reporting Fees	(8,157)
Total Expenses	$71,715
Net Income (Loss)	$(701,604)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/12	$118,722,387
Additions (500,000 Units)	17,757,100
Redemptions (700,000 Units)	(25,871,401)
Net Income (Loss)	(701,604)

Net Asset Value End of Month	$109,906,482
Net Asset Value Per Unit (2,900,000 Units)	$37.90

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway, Suite 145

Alameda, California 94502